UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Otonomy, Inc.

(Name of Registrant as Specified In Its Charter)

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OTONOMY, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Otonomy, Inc. (“Otonomy”), which will be held at our principal executive offices, located at 4796 Executive Drive, San Diego, California 92121 on June 19, 2018 at 8:00 a.m. Pacific Time. Doors open at 7:30 a.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of Otonomy, I would like to thank you for your continued support.

Sincerely,

David A. Weber, Ph.D.

President and Chief Executive Officer

OTONOMY, INC.

4796 Executive Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 19, 2018 at 8:00 a.m. Pacific Time

Place	Otonomy, Inc., located at 4796 Executive Drive, San Diego, California 92121.

Items of Business

•  To elect two directors from the nominees described in this proxy statement.

•  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.

•  To transact other business that may properly come before the Annual Meeting.

Record Date	April 23, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 19, 2018. Our proxy statement and Annual Report to Stockholders are available on our website at http://investors.otonomy.com in the Financial Information section of our Investor Relations webpage.

By order of the Board of Directors,

Paul E. Cayer
Chief Financial and Business Officer
San Diego, California

April 27, 2018

The date of this proxy statement is April 27, 2018 and it is being mailed to stockholders on or about May 18, 2018.

-i-

OTONOMY, INC.

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on June 19, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 19, 2018 at 8:00 a.m. Pacific Time at our principal executive offices, located at 4796 Executive Drive, San Diego, California 92121.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at Otonomy’s Annual Meeting, which will take place on June 19, 2018. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about May 18, 2018 in connection with the solicitation of proxies on behalf of the board of directors.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of two Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of each of the two directors nominated by the board of directors and named in this proxy statement as Class I directors to serve for a three-year term; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 23, 2018, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 30,577,526 shares of common stock outstanding and entitled to vote.Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with EQ Shareowner Services, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and also present government-issued photo identification.

Please note that no cameras, recording equipment, bags, briefcases or packages will be permitted in the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet. To vote via the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•	You may vote by telephone. To vote by telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•	You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 18, 2018. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the Board. The board of directors recommends that you vote FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121, by 11:59 p.m. Eastern Time on June 18, 2018; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 30,577,526 shares of common stock outstanding, which means that 15,288,764 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Otonomy or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Otonomy, Inc.

Attention: Secretary

4796 Executive Drive

San Diego, California 92121

(619) 323-2200

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 18, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Otonomy, Inc.

Attention: Secretary

4796 Executive Drive

San Diego, California 92121

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2019 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than March 4, 2019; and

•	not later than April 3, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently comprised of seven (7) members. Our board of directors has affirmatively determined that six (6) of our seven (7) directors, and our director nominee, are independent within the meaning of the independent director requirements of The NASDAQ Stock Market LLC (“NASDAQ”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

George J. Morrow, a Class I director, is not being nominated for reelection at the Annual Meeting. We thank Mr. Morrow for his service to the Company and our board of directors. Upon the recommendation of our corporate governance and nominating committee, we are nominating James B. Breitmeyer, M.D., Ph.D. and David A. Weber, Ph.D. If elected, Drs. Breitmeyer and Weber will each hold office for a three-year term until the annual meeting of stockholders to be held in 2021 or until their successors are duly elected and qualified.

The following table sets forth the names, ages as of March 31, 2018 and certain other information for the directors with terms expiring at the Annual Meeting (one of whom is also a nominee for election as a director at the Annual Meeting), for the new director nominee and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Director Nominees
David A. Weber, Ph.D.	I	58	President, Chief Executive Officer and Director	2010	2018	2021
James B. Breitmeyer, M.D., Ph.D. (4)	I	64	Director Nominee	—	—	2021

2. Continuing Directors
Jay Lichter, Ph.D. (2)	II	56	Chairman of the Board	2008	2019	—
Theodore R. Schroeder (2)(3)	II	63	Director	2015	2019	—
Vickie Capps (1)(3)	III	56	Director	2014	2020	—
Iain McGill (1)	III	45	Director	2016	2020	—
Heather Preston, M.D. (3)	III	52	Director	2010	2020	—

3. Non-Continuing Director
George J. Morrow (1)(2)	I	66	Director	2015	2018	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our corporate governance and nominating committee
(4)	Dr. Breitmeyer is being nominated as a Class I director and is not a director as of the date of this proxy statement.

Nominees for Director

David A. Weber, Ph.D. has served as our President and Chief Executive Officer and on our board of directors since November 2010. Prior to joining us, Dr. Weber served from February 2004 to April 2010 as the Chief Executive Officer of MacuSight, Inc., a developer of a sustained delivery formulation of sirolimus for the treatment of severe ophthalmic diseases. Prior to MacuSight, Dr. Weber served as acting Chief Executive Officer and Executive Vice President of Oculex Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of intraocular pharmaceuticals and drug delivery systems, until its acquisition by Allergan in 2003. Dr. Weber has also held management positions with Oral-B Laboratories, a developer and manufacturer of oral hygiene products, and with Procter & Gamble, Co., a consumer products company. From October 2009 to July 2014, Dr. Weber served on the board of directors of On Demand

Therapeutics, Inc., a medical device company. Dr. Weber received his Ph.D. in medical microbiology from Creighton University and his Master’s and Bachelor’s degrees in biological sciences from Wichita State University.

We believe Dr. Weber is qualified to serve on our board of directors because of his broad range of experience in business and healthcare product development, including over a decade as the chief executive officer of companies developing locally delivered therapeutics.

James B. Breitmeyer, M.D., Ph.D. Since September 2015, Dr. Breitmeyer has served as President, Chief Executive Officer and director of Oncternal Therapeutics, Inc. a clinical-stage oncology biotechnology company. He has been a director of Zogenix, Inc., a pharmaceutical company, since March 2014, and was their acting Chief Medical Officer from August 2012 to February 2013. Previously, Dr. Breitmeyer served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015. He previously served as the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., a pharmaceutical company, from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly-owned subsidiary of Eli Lilly and Co., a global pharmaceutical company, from December 2001 to August 2006. Dr. Breitmeyer has also served as President and Chief Executive Officer of the Harvard Clinical Research Institute, and as Chief Medical Officer and Head of Research & Development for North America at Serono Laboratories Inc., an international biopharmaceutical company. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., a biotechnology company, and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology.

We believe Dr. Breitmeyer is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, and significant expertise in the medical field.

Continuing Directors

Jay Lichter, Ph.D. has served on our board of directors since May 2008 and Chairman of our board of directors since August 2015. Dr. Lichter served as our Chief Executive Officer from inception until November 2010. He is an experienced biotechnology and pharmaceutical business executive with 25 years of experience in management, scientific research and business development. Since 2007, Dr. Lichter has been a managing director at Avalon Ventures, an early-stage venture capital fund focused on information technology and life sciences. In that role, he led Avalon’s investments in and served as a director and chief executive officer for privately-held biotechnology companies Afraxis, Inc., Carolus Therapeutics, Inc., ReVision Therapeutics, Inc. and Zacharon Pharmaceuticals, Inc. He also currently serves on the board of directors of Aratana Therapeutics, Inc., a public company. Dr. Lichter also led Avalon’s investments in or serves on the board of privately-held companies Sova Pharmaceuticals, Inc., Avelas Biosciences, Inc., COI Pharmaceuticals Inc. and Sitari Pharmaceuticals Corp. Dr. Lichter received a Bachelor’s degree and Ph.D. in biochemistry from the University of Illinois. He also completed post-doctoral fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

We believe Dr. Lichter is qualified to serve on our board of directors because of his experience as a venture capital investor and his experience as a biotechnology and pharmaceutical business executive with over 25 years of experience in management, scientific research and development.

Theodore R. Schroeder has served on our board of directors since August 2015. Since June 2015, Mr. Schroeder has served as President, Chief Executive Officer and as a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a formerly-public pharmaceutical company, and served as its President and Chief

Executive Officer, and as a member of the board of directors, from May 2004 until its acquisition in March 2014 by Mallinckrodt Pharmaceuticals, Inc. Prior to joining Dura Pharmaceuticals, Inc., Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder currently serves on the board of directors of Cidara Therapeutics, Inc., a public biotechnology company, Collegium Pharmaceuticals, a public specialty pharmaceutical company, and Biocom, a regional life science trade association, where he is Chairman Emeritus and a member of the executive committee. Mr. Schroeder holds a Bachelor’s degree in management from Rutgers University.

We believe Mr. Schroeder is qualified to serve on our board of directors because of his leadership and broad range of experience in pharmaceutical and life sciences companies.

Vickie Capps has served on our board of directors since March 2014. From August 2014 to December 2015, Ms. Capps served as the Executive Director at Eagle Rx, Inc., a provider of pharmacy services to the hospice industry. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc. Ms. Capps joined DJO Global, Inc. in 2002. Prior to joining DJO Global, Inc., Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, Ms. Capps was a Senior Audit and Accounting Professional at Ernst & Young LLP. Ms. Capps is currently a member of the Senior Advisory Board of Consonance Capital Partners (“CCP”), a healthcare investment firm, and is a member of the board of directors of CCP’s portfolio company, Eagle Rx, Inc. Ms. Capps is also a member of the board of directors of Connecture, Inc., a health care IT company, OmniGuide, Inc., a private medical device company, and is the chair of its audit committee and a member of its nominating and governance committee. Ms. Capps is also a member of the board of directors and audit committee of NuVasive, Inc., a medical device company. From December 2013 to August 2015, Ms. Capps served as a member of the board of directors of RF Surgical Systems, Inc., a private medical device company, and as chair of its audit committee, prior to the company’s acquisition by Medtronic plc in August 2015. From 2007 to July 2010, Ms. Capps served as a member of the board of directors of SenoRx, Inc., a surgical products company, prior to its acquisition by C. R. Bard, Inc. in July 2010. In addition, Ms. Capps serves as a member of the board of directors of the San Diego State University Research Foundation and is a member of its audit committee and its finance and investment committee. Ms. Capps also serves on the board of directors of the Santaluz Club and is a member of its finance committee. Ms. Capps is a California Certified Public Accountant and was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Ms. Capps holds a Bachelor’s degree in Business Administration/Accounting from San Diego State University.

We believe Ms. Capps is qualified to serve on our board of directors because of her exceptionally strong skill set consisting of corporate finance, accounting, operations, investor relations, capital markets and strategic business development.

Iain McGill has served on our board of directors since August 2016. Mr. McGill currently serves as Senior Vice President of Jazz Pharmaceuticals Europe and Rest of World for Jazz Pharmaceuticals Public Limited Company, an international biopharmaceutical company, since March 2015. From March 2014 to March 2015, Mr. McGill served as Head of EUSA Pharma and Senior Vice President, Jazz Pharmaceuticals, and as Chief Commercial Officer, EUSA Pharma, a specialty pharmaceutical company, from June 2012 to March 2014, when he joined Jazz Pharmaceuticals in connection with its acquisition of EUSA Pharma. From October 2011 to June 2012, Mr. McGill served as Chief Commercial Officer at EUSA Pharma (Europe) Ltd. From August 2010 to September 2011, he served as President Europe, International & Global Marketing of EUSA Pharma (Europe) Ltd, and from January 2010 to July 2010, as President of Europe. From 2006 to 2009, Mr. McGill served as Vice President and Global Business Manager at Wyeth, a pharmaceutical company acquired by Pfizer Inc. Mr. McGill holds a Bachelor of Science degree in Biochemistry from the University of London.

We believe Mr. McGill is qualified to serve on our board of directors because of his leadership experience in the biotechnology and pharmaceutical industries.

Heather Preston, M.D. has served on our board of directors since August 2010. Dr. Preston is currently employed as a Partner and Managing Director of TPG Biotech, a biotechnology venture capital firm. Dr. Preston joined TPG in 2005. She currently serves on the boards of directors of Alder Biopharmaceuticals, Inc. and Albireo Pharma, Inc. and on the boards of a number of private companies. Prior to joining TPG Biotech, Dr. Preston served for two years as a medical device and biotechnology venture capital investor at JP Morgan Partners, LLC, a private equity firm. Prior to that, she was an Entrepreneur-in-Residence at New Enterprise Associates, a venture capital firm. Dr. Preston holds a B.Sc.Hons degree in biochemistry from the University of London and an M.B.B.Chir degree in medicine from the University of Oxford. After leaving Oxford, Dr. Preston completed a post-doctoral fellowship in molecular biology at the Dana Farber Cancer Institute, Harvard University. Dr. Preston completed her training in Internal Medicine at the Massachusetts General Hospital and then sub-specialized in Gastroenterology and Hepatology at U.C.S.F. During Dr. Preston’s academic career, she was the recipient of a Fulbright Scholarship, a Fulbright Cancer Research Scholarship, a Harlech Scholarship and a Science and Engineering Research Council Post-doctoral Fellowship Award.

We believe Dr. Preston is qualified to serve on our board of directors because of her experience as an investor in biopharmaceutical and life sciences companies, her educational background, and leadership in the medical and life science industries.

Non-Continuing Director

George J. Morrow has served on our board of directors since April 2015. Mr. Morrow served as a consultant to Amgen Inc., a global biotechnology company, from February 2011 until January 2013. From 2003 until his retirement in February 2011, he was the Executive Vice President, Global Commercial Operations at Amgen Inc., where he also served as Executive Vice President of Worldwide Sales and Marketing between 2001 and 2003. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, including President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Morrow currently serves on the board of directors of public companies Align Technology, Inc., a medical device company, Neurocrine Biosciences, Inc., a biopharmaceutical company, and Vical Incorporated, a developer of biopharmaceutical products. Mr. Morrow served on the board of directors of Safeway Inc., a food and drug retailer, from May 2013 to February 2015, when it was acquired by an investor group led by Cerberus Capital Management, L.P. He also served on the board of directors of Human Genome Sciences, Inc., a public biopharmaceutical development company, from March 2011 to August 2012, when it was acquired by GlaxoSmithKline plc. Mr. Morrow received a Bachelor’s degree in chemistry from Southampton College, Long Island University, a Master’s degree in biochemistry from Bryn Mawr College and an MBA from Duke University’s Fuqua School of Business.

Director Independence

Our common stock is listed on The NASDAQ Global Select Market. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of NASDAQ, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. McGill, Morrow and Schroeder, Drs. Lichter and Preston, and Ms. Capps, representing six of our seven current directors, or our director nominee, Dr. Breitmeyer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors and the director nominee is “independent” as that term is defined under the rules of NASDAQ. Our board of directors also determined that Ms. Capps (chairperson) and Messrs. McGill and Morrow, who currently comprise our audit committee, Mr. Morrow (chairperson), Dr. Lichter and Mr. Schroeder, who currently comprise our compensation committee, and Dr. Breitmeyer, who will join our audit committee and compensation committee if he is elected as a director at the Annual Meeting, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of NASDAQ.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Lichter. As a general policy, our board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such, Dr. Weber serves as our President and Chief Executive Officer while Dr. Lichter serves as our Chairman of the board of directors but is not an officer. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Meetings and Committees

During 2017, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All directors then serving on our board of directors attended our 2017 annual meeting of stockholders.

We have established an audit committee, a compensation committee and a corporate governance and nominating committee. We believe that the composition of these committees will meet the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with the requirements of the NASDAQ Global Select Market with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The current members of our audit committee are Ms. Capps and Messrs. McGill and Morrow, each of whom is a non-employee member of our board of directors. Ms. Capps serves as the chairperson of our audit committee. Mr. Morrow’s tenure on our audit committee will end at the Annual Meeting, as he will no longer serve on our board of directors following the Annual Meeting. Our audit committee immediately following the Annual Meeting will be comprised of Ms. Capps, Mr. McGill and Dr. Breitmeyer, if he is elected. Ms. Capps will continue to serve as the chairperson of our audit committee. All current members of our audit committee and Dr. Breitmeyer meet the requirements for independence and financial literacy of audit committee members under current NASDAQ listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Capps, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under NASDAQ listing standards. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. A copy of the charter of our audit committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2017, our audit committee held five meetings.

Compensation Committee

The current members of our compensation committee are Dr. Lichter and Messrs. Morrow and Schroeder. Mr. Morrow serves as the chairperson of our compensation committee. Mr. Morrow’s tenure on our compensation committee will end at the Annual Meeting, as he will no longer serve on our board of directors following the Annual Meeting. Our compensation committee immediately following the Annual Meeting will be comprised of Dr. Lichter, Mr. Schroeder and Dr. Breitmeyer, if he is elected. Mr. Schroeder will serve as the chairperson of our compensation committee following the Annual Meeting. All current members of our compensation committee and Dr. Breitmeyer meet the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each current member of our compensation committee and Dr. Breitmeyer are also each a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the listing standards of NASDAQ. A copy of the charter of our compensation committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2017, our compensation committee held four meetings.

Corporate Governance and Nominating Committee

The current members of our corporate governance and nominating committee are Ms. Capps, Dr. Preston and Mr. Schroeder. Mr. Schroeder serves as the chairperson of our corporate governance and nominating committee. Our corporate governance and nominating committee immediately following the Annual Meeting will be comprised of Ms. Capps, Mr. McGill and Dr. Preston. Mr. McGill will serve as the chairperson of our corporate governance and nominating committee. All members of our corporate governance and nominating committee meet the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. The responsibilities of our corporate governance and nominating committee include, among other things:

•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	evaluating the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of NASDAQ. A copy of the charter of our corporate governance and nominating committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2017, our corporate governance and nominating committee held two meetings.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Dr. Lichter and Messrs. Morrow and Schroeder served on our compensation committee. None of the members of our compensation committee is or has at any time been an officer or was during 2017 an employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

It is the policy of the corporate governance and nominating committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

The corporate governance and nominating committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:

•	The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the corporate governance and nominating committee from other sources.

•	In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the corporate governance and nominating committee will consider the following:

•	The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.

•	Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The corporate governance and nominating committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the corporate governance and nominating committee deems appropriate.

•	The corporate governance and nominating committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing board of directors.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•	An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

•	If the corporate governance and nominating committee determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, our board directors or management.

The corporate governance and nominating committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. Additionally, the corporate governance and nominating committee has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 4796 Executive Drive, San Diego, California 92121. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the SEC. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of the Company’s bylaws, and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or any successor thereto.

Communications with the Board of Directors

Our board of directors believes that management speaks for Otonomy, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121, Attn: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our corporate governance and nominating committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c)  communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial and Business Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct is posted on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Ethics and Conduct, and any waivers of our Code of Ethics and Conduct for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our corporate governance and nominating committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Director Compensation

Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. All non-employee directors are entitled to receive the following cash compensation for their services:

•	$35,000 per year for service as a board member;

•	$20,000 per year additionally for service as chairman of the board;

•	$15,000 per year additionally for service as chairman of the audit committee;

•	$7,500 per year additionally for service as an audit committee member;

•	$10,000 per year additionally for service as chairman of the compensation committee;

•	$5,000 per year additionally for service as a compensation committee member;

•	$7,500 per year additionally for service as chairman of the corporate governance and nominating committee; and

•	$3,750 per year additionally for service as a corporate governance and nominating committee member.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.

In addition, prior to February 2018, each non-employee director was automatically granted an initial award of a nonstatutory stock option to purchase 25,000 shares of our common stock effective on the date on which such person first became elected as a non-employee director. On the date of each annual meeting of our stockholders, each non-employee director who had been a non-employee director for three months or more on the date of the annual meeting was automatically granted a nonstatutory stock option to purchase 15,000 shares of our common stock. As of February 2018, the number of shares of our common stock granted pursuant to the initial award was increased to 35,000 shares and the number of shares of our common stock granted pursuant to the annual award was increased to 17,500 shares. Such initial award will vest as to one-third of the shares subject thereto on each anniversary of the initial award’s grant date, provided that the director remains a service provider through the applicable vesting date. Such annual award will vest fully on the date of the next annual meeting held after the date of grant, provided that the director remains a service provider through the applicable vesting date.

Our 2014 Equity Incentive Plan (the “2014 Plan”) provides that in the event of a merger or change in control, as defined in the 2014 Plan, each outstanding equity award granted under the 2014 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Vickie Capps	$53,750	$143,084	$196,834
Jay Lichter, Ph.D.	60,000	143,084	203,084
Iain McGill	42,500	143,084	185,584
George J. Morrow	52,500	143,084	195,584
Heather Preston, M.D.	38,750	143,084	181,834
Theodore R. Schroeder	47,500	143,084	190,584

(1)	This column reflects the aggregate grant date fair value of stock options granted during 2017 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 9 to our audited consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	As of December 31, 2017, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Ms. Capps (45,000 shares); Dr. Lichter (45,000 shares); Mr. McGill (40,000 shares); Mr. Morrow (55,000 shares); Dr. Preston (45,000 shares); and Mr. Schroeder (55,000 shares).

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven (7) members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved James B. Breitmeyer, M.D., Ph.D. and David A. Weber, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Drs. Breitmeyer and Weber will serve as Class I directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified. Dr. Weber is currently a director of our company, and each of the nominees has agreed to being named in this proxy statement. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Drs. Breitmeyer and Weber. We expect that Drs. Breitmeyer and Weber will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2018. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2018 if our audit committee believes that such a change would be in the best interests of Otonomy and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$387,000	$460,000
Tax Fees (2)	56,000	62,000
All Other Fees (3)	3,000	—

	$446,000	$522,000

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(3)	“All Other Fees” consist of an annual license fee for an accounting database subscription.

Auditor Independence

In 2017, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2016 and 2017 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Otonomy, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Capps qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2017 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”).

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2018. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Vickie Capps (Chair)

Iain McGill

George J. Morrow

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 31, 2018. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
David A. Weber, Ph.D.	58	President, Chief Executive Officer and Director
Paul E. Cayer	56	Chief Financial and Business Officer
Kathie Bishop, Ph.D.	52	Chief Scientific Officer
Robert Michael Savel, II	50	Chief Technical Officer

For the biography of Dr. Weber, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Paul E. Cayer has served as our Chief Business Officer since October 2008, Chief Financial Officer since October 2010, and served as our Secretary from February 2011 until July 2015. Mr. Cayer brings more than 25 years of experience in the pharmaceutical, medical device and healthcare technology field. Prior to joining our company, Mr. Cayer served from 2005 to 2008 as Senior Vice President, Corporate Development for Verus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the treatment of allergic and respiratory disorders in children. Mr. Cayer has also held various management positions with Targeted Molecules Corporation, a biopharmaceutical company, Gensia Pharmaceuticals, Inc., a biopharmaceutical company, Acuson, a provider of medical ultrasound systems, Castle & Cooke, a consumer products company, and served as consultant with Booz-Allen & Hamilton, a management and technology consulting firm. Mr. Cayer received his MBA and Bachelor’s degree in biomechanical engineering from Harvard University.

Kathie Bishop, Ph.D. has served as our Chief Scientific Officer since January 2017. From May 2015 to November 2016, Dr. Bishop served as Chief Scientific Officer at Tioga Pharmaceuticals, Inc., a biotechnology company. From September 2009 to April 2015, Dr. Bishop served in various positions at Ionis Pharmaceuticals, Inc., a biotechnology company, including as Vice President, Clinical Development and as Executive Director, Clinical Development. From August 2001 to September 2009, Dr. Bishop served as Director, Research and Development at Ceregene Inc., a biotechnology company. Dr. Bishop currently serves as a Scientific Advisor for the Spinal Muscular Atrophy Foundation and as a Scientific Advisory Board Member of the Myotonic Dystrophy Foundation. Dr. Bishop received her Bachelor’s degree in genetics from the University of British Columbia, Bachelor’s degree in psychology from Simon Fraser University and Ph.D. in neuroscience from the University of Alberta.

Robert Michael Savel, II has served as our Chief Technical Officer since January 2014. From September 2011 to December 2013, Mr. Savel served as General Manager and Senior Vice President of Operations for Optimer Pharmaceuticals, Inc., a biopharmaceutical company. From September 2010 to June 2011, Mr. Savel served as Senior Vice President and Chief Technical Officer for Inspire Pharmaceuticals, Inc., an ophthalmic pharmaceutical company. From April 2008 to September 2010, Mr. Savel served as President of Savel Enterprises LLC, a management consulting firm. From April 2007 to April 2008, Mr. Savel served as the Senior Vice President of Technical Operations for PDL BioPharma, an antibody manufacturer. Earlier in his career, he held leadership operating positions with Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods manufacturer, which included the position of Vice President, Quality and Compliance. Mr. Savel received his Bachelor’s degree in mechanical engineering from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee approves and makes recommendations to our board of directors for approval the compensation for the Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for the Chief Executive Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2017, our compensation committee retained Radford, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our compensation committee. Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers for 2017, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	David A. Weber, Ph.D., President and Chief Executive Officer;

•	Kathie Bishop, Ph.D., Chief Scientific Officer; and

•	Paul E. Cayer, Chief Financial and Business Officer.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2016 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David A. Weber, Ph.D.	2017	$530,000	$127,200		$1,778,300	$5,160	$2,440,660
President and Chief Executive Officer	2016	515,000	260,000		2,013,075	1,260	2,789,335

Kathie Bishop, Ph.D. (4)	2017	321,458	102,000	(5)	1,553,400	1,898	1,978,756
Chief Scientific Officer

Paul E. Cayer	2017	383,675	61,388		622,405	3,870	1,071,338
Chief Financial and Business Officer	2016	372,500	123,670		612,675	630	1,109,475

(1)	This column reflects bonus payments earned in 2016 and 2017.

(2)	This column reflects the aggregate grant date fair value of stock options granted during 2016 and 2017 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 9 to our audited consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)	This column reflects the dollar value of the benefit to the named executive officer for the portion of the premium payable by the Company with respect to a life insurance policy.
(4)	Dr. Bishop was elected as an executive officer in January 2017, and as such, was not compensated in 2016.
(5)	The amount disclosed represents (i) a discretionary one-time signing bonus of $50,000, earned in connection with Dr. Bishop’s joining us in January 2017 and (ii) a discretionary bonus of $52,000 awarded based upon the achievement of company objectives for the year ended December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options(1)				Option Exercise Price	Option Expiration Date
Name		Exercisable		Unexercisable
David A. Weber, Ph.D.	11/21/10	95,420	(2)	—		$3.17	11/21/20
	5/18/11	57,414	(3)	—		$3.17	6/15/21
	9/1/13	390,149	(4)	—		$1.76	12/20/23
	4/23/14	242,747	(5)	—		$6.33	6/3/24
	12/11/14	97,500	(6)	32,500		$34.12	12/11/24
	3/1/16	100,625	(7)	129,375		$14.44	3/1/26
	3/6/17	—		200,000	(8)	$14.00	3/6/27
Kathie Bishop, Ph.D.	1/4/17	—		150,000	(9)	$16.20	1/4/27
Paul E. Cayer	6/16/10	8,532	(10)	—		$2.82	6/16/20
	11/19/10	29,863	(11)	—		$3.17	11/19/20
	9/18/12	19,908	(12)	—		$1.06	9/18/22
	9/1/13	137,088	(4)	—		$1.76	12/20/23
	4/23/14	70,405	(13)	7,087		$6.33	6/3/24
	12/11/14	45,000	(6)	15,000		$34.12	12/11/24
	3/1/16	30,625	(7)	39,375		$14.44	3/1/26
	3/6/17	—		70,000	(8)	$14.00	3/6/27

(1)	In January 2018, we completed an offer to exchange certain then-outstanding options to purchase shares of our common stock held by our eligible employees, including certain of our executive officers, for a lesser number of new options with a lower exercise price (the “Offer to Exchange”). This table does not reflect the Offer to Exchange.
(2)	One-fourth of the shares subject to the option vested on November 21, 2011, and 1/36th of the remaining shares subject to the option vested monthly thereafter, subject to continued service through each vesting date.
(3)	One-fourth of the shares subject to the option vested on May 18, 2012, and 1/36th of the remaining shares subject to the option vested monthly thereafter, subject to continued service through each vesting date.
(4)	One-fourth of the shares subject to the option vested on September 1, 2014, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date.
(5)	One-fourth of the shares subject to the option vested on April 23, 2015, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date. All of the shares underlying this option are subject to an early exercise provision.
(6)	One-fourth of the shares subject to the option vested on December 11, 2015, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date.
(7)	One-fourth of the shares subject to the option vested on March 1, 2017, and 1/36th of the remaining shares, subject to the option vest monthly thereafter, subject to continued service through each vesting date.
(8)	One-fourth of the shares subject to the option vested on March 6, 2018, and 1/36th of the remaining shares, subject to the option vest monthly thereafter, subject to continued service through each vesting date.

(9)	One-fourth of the shares subject to the option vested on January 4, 2018, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date.
(10)	One-fourth of the shares subject to the option vested on June 16, 2011, and 1/36th of the remaining shares subject to the option vested monthly thereafter, subject to continued service through each vesting date.
(11)	One-fourth of the shares subject to the option vested on November 19, 2011, and 1/36th of the remaining shares subject to the option vested monthly thereafter, subject to continued service through each vesting date.
(12)	One-fourth of the shares subject to the option vested on September 18, 2013, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date.
(13)	One-fourth of the shares subject to the option vested on April 23, 2015, and 1/36th of the remaining shares subject to the option vest monthly thereafter, subject to continued service through each vesting date.

Executive Employment Agreements

David A. Weber, Ph.D.

We have entered into an employment agreement with Dr. Weber, effective as of August 13, 2014. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Dr. Weber will continue to serve as our President and Chief Executive Officer on an “at will” basis. Dr. Weber’s base salary was $530,000 during 2017 and was subsequently increased to $545,900, effective as of January 1, 2018. He is eligible to receive an annual performance bonus with the target amount determined as 60% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us. Dr. Weber’s employment agreement also provides that he will continue to serve as a member of our board of directors during the term of his employment subject to board and/or stockholder approval.

Pursuant to the employment agreement of Dr. Weber, if we terminate the employment of Dr. Weber other than for death, disability, or “cause” or Dr. Weber resigns for “good reason” (as such terms are defined in Dr. Weber’s employment agreement), and, within 60 days following his termination, Dr. Weber executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Dr. Weber is entitled to receive (i) continuing payments of his then-current base salary for a period of 12 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained our employee for an additional 24 months.

Pursuant to the employment agreement of Dr. Weber, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Dr. Weber’s employment agreement), the employment of Dr. Weber is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, Dr. Weber executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Dr. Weber is entitled to receive (i) a lump sum payment equal to 18 months of his then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to 150% of the higher of (x) his full target annual bonus for the fiscal year of termination, or (y) his full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 18 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination.

In the event any payment to Dr. Weber pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Weber will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Kathie Bishop, Ph.D.

We have entered into an employment agreement with Dr. Bishop, effective as of January 3, 2017. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Dr. Bishop will continue to serve as our Chief Scientific Officer on an “at will” basis. Dr. Bishop’s base salary was $321,458 during 2017 and was subsequently increased to $355,000, effective as of January 1, 2018. She is eligible to receive an annual performance bonus with the target amount determined as 40% of her annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us.

Pursuant to the employment agreement of Dr. Bishop, if we terminate the employment of Dr. Bishop other than for death, disability, or “cause” or Dr. Bishop resigns for “good reason” (as such terms are defined in Dr. Bishop’s employment agreement), and, within 60 days following her termination, Dr. Bishop executes a waiver and release of claims in our favor and resigns from all positions she may hold as an officer or director, Dr. Bishop is entitled to receive (i) continuing payments of her then-current base salary for a period of 9 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of her target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for her and her respective dependents for up to 9 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by her as if she had remained our employee for an additional 12 months.

Pursuant to the employment agreement of Dr. Bishop, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Dr. Bishop’s employment agreement), the employment of Dr. Bishop is terminated under the circumstances described in the above paragraph and, within 60 days following her termination, Dr. Bishop executes a waiver and release of claims in our favor and resigns from all positions she may hold as an officer or director, Dr. Bishop is entitled to receive (i) a lump sum payment equal to 12 months of her then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to the higher of (x) her full target annual bonus for the fiscal year of termination, or (y) her full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for her and her respective dependents for up to 12 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by her on the date of her termination.

In the event any payment to Dr. Bishop pursuant to her employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Bishop will receive such payment as would entitle her to receive the greatest after-tax benefit, even if it means that we pay her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Paul E. Cayer

We have entered into an employment agreement with Mr. Cayer, effective as of August 13, 2014. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Mr. Cayer will continue to serve as our Chief Financial and Business Officer on an “at will” basis. Mr. Cayer’s base salary was $383,675 during 2017 and was subsequently increased to $395,185, effective as of January 1, 2018. He is eligible to receive an annual performance bonus with the target amount determined as 40% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us.

Pursuant to the employment agreement of Mr. Cayer, if we terminate the employment of Mr. Cayer other than for death, disability, or “cause” or Mr. Cayer resigns for “good reason” (as such terms are defined in Mr. Cayer’s employment agreement), and, within 60 days following his termination, Mr. Cayer executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Mr. Cayer is entitled to receive (i) continuing payments of his then-current base salary for a period of 9 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 9 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained our employee for an additional 12 months.

Pursuant to the employment agreement of Mr. Cayer, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Mr. Cayer’s employment agreement), the employment of Mr. Cayer is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, Mr. Cayer executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Mr. Cayer is entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to the higher of (x) his full target annual bonus for the fiscal year of termination, or (y) his full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination.

In the event any payment to Mr. Cayer pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Mr. Cayer will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights		Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2010 Equity Incentive Plan (1)	1,554,286	(4)	$3.52	—
2014 Equity Incentive Plan (2)	3,044,966	(5)	$19.77	3,403,597
2014 Employee Stock Purchase Plan (3)	—		—	1,292,327
Equity compensation plans not approved by security holders	—		—	—
TOTAL	4,599,252		$14.28	4,695,924

(1)	Our board of directors adopted, and our stockholders approved, the 2010 Equity Incentive Plan, as amended (“2010 Plan”). As a result of our initial public offering and the adoption of the 2014 Equity Incentive Plan (“2014 Plan”), we no longer grant awards under the 2010 Plan; however, all outstanding options issued pursuant to the 2010 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2014 Plan.
(2)	Our board of directors adopted, and our stockholders approved, the 2014 Plan. The 2014 Plan provides that the number of shares available for issuance under the 2014 Plan will be increased on the first day of each fiscal year beginning with the 2015 fiscal year, in an amount equal to the least of (i) 2,500,000 shares, (ii) five percent (5.0%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.
(3)	Our board of directors adopted, and our shareholders approved, the 2014 Employee Stock Purchase Plan (“ESPP”). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2015 fiscal year, in an amount equal to the least of (i) 800,000 shares, (ii) one and one-half percent (1.5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.
(4)	Consists of options to purchase 1,554,286 shares.
(5)	Consists of options to purchase 3,044,966 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 30,577,526 shares of our common stock outstanding as of March 31, 2018. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2018, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Wellington Management Group LLP (1)	3,928,918	12.8%
Entities affiliated with Avalon Ventures (2)	2,297,361	7.5%
TPG Biotechnology Partners III, L.P. (3)	2,159,335	7.1%
BlackRock, Inc. (4)	2,051,616	6.7%
First Manhattan Co (5)	1,902,000	6.2%

Executive Officers and Directors:
David A. Weber, Ph.D. (6)	812,310	2.6%
Kathie Bishop, Ph.D.	—	—
Paul E. Cayer (7)	286,309	*
James Breitmeyer, M.D., Ph.D.	—	—
Vickie Capps (8)	77,242	*
Jay Lichter, Ph.D. (9)	2,327,361	7.6%
Iain McGill (10)	8,333	*
George J. Morrow (11)	40,000	*
Heather Preston, M.D. (12)	30,000	*
Theodore R. Schroeder (13)	31,666	*
All current directors and executive officers as a group (11 persons) (14)	3,731,696	11.7%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Based on information set forth in a Schedule 13G/A filed with the SEC by Wellington Management Group LLP (“Wellington Management Group”) on February 8, 2018, these shares consist of 3,928,918 shares beneficially owned by clients of Wellington Investment Advisors and are directly or indirectly owned by Wellington Management Group. Wellington Management Group, in its capacity as investment advisor, is deemed to have shared voting power with respect to 3,542,569 shares and shared dispositive power over 3,928,918 shares. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group. The address of these entities is 280 Congress Street, Boston, Massachusetts 02210.
(2)	Based on information set forth in a Schedule 13D filed with the SEC by entities affiliated with Avalon Ventures on August 29, 2014 and a Form 4 filed with the SEC on behalf of Jay Lichter, Ph.D. on September 5, 2017, these shares consist of (i) 32,209 shares issued upon the exercise of warrants held by Avalon Ventures VIII, L.P. (“Avalon VIII”), (ii) 1,450,179 shares held by Avalon Ventures VIII, L.P. (“Avalon VIII”) and (iii) 814,973 shares held by Avalon Ventures X, L.P. (“Avalon X”). Kevin Kinsella, Stephen Tomlin, Richard Levandov, Braden Bohrmann and Jay Lichter, Ph.D. are managing directors of Avalon X and Avalon VIII and share voting and dispositive power over the shares held by each entity. The address for these entities is 1134 Kline Street, La Jolla, California 92037.
(3)	Based on information set forth in a Schedule 13G filed with the SEC by individuals and entities affiliated with TPG Biotechnology Partners III, L.P. (“TPG Biotech”) on February 13, 2015, these shares consist of 2,159,335 shares held by TPG Biotech. The general partner of TPG Biotech is TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are officers and sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the securities held by the TPG Biotech. The address of each of TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)	Based on information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2018, these shares consist of (i) 2,021,388 shares over which BlackRock has sole voting power and (ii) 2,051,616 shares over which BlackRock has sole dispositive power. The 2,051,616 shares reported are owned, directly or indirectly, by BlackRock or its subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The principal business address for these entities is 55 East 52nd Street, New York, New York 10055.
(5)	Based on information set forth in a Schedule 13G filed with the SEC by First Manhattan Co (“First Manhattan”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and broker or dealer registered under section 15 of the Exchange Act, on February 9, 2018, these shares consist of 1,902,000 shares over which First Manhattan has sole voting and dispositive power. The address for these entities is 399 Park Avenue, New York, New York 10022.
(6)	Consists of (i) 785,730 shares held by Dr. Weber issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018, (ii) 4,812 shares held by The Weber Trust Dated March 9, 2005, for which Dr. Weber serves as a trustee and (iii) 21,768 shares held of record by Dr. Weber.
(7)	Consists of (i) 272,883 shares held by Mr. Cayer issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018 and (ii) 13,426 shares held of record by Mr. Cayer.
(8)	Consists of (i) 30,000 shares held by Ms. Capps issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018, (ii) 45,642 shares held of record by Ms. Capps and (iii) 1,600 shares held of record by her spouse.
(9)	Consists of (i) 30,000 shares held by Dr. Lichter issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018 and (ii) the shares listed in footnote (2) above, which are held by entities affiliated with Avalon Ventures. Dr. Lichter shares voting and dispositive power with respect to these shares.
(10)	Consists of 8,333 shares held by Mr. McGill issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018.
(11)	Consists of 40,000 shares held by Mr. Morrow issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018.
(12)	Consists of 30,000 shares held by Dr. Preston issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018. Dr. Preston is a TPG Partner. Dr. Preston has no voting power or investment power over and disclaims beneficial ownership of the securities held by TPG Biotech. Dr. Preston’s business address is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(13)	Consists of 31,666 shares held by Mr. Schroeder issuable upon the exercise of options that are exercisable within 60 days of March 31, 2018.
(14)	Consists of (i) 2,391,043 shares held of record by our current executive officers and directors and (ii) 1,340,653 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement

In connection with our sale and issuance of series D convertible preferred stock in April 2014, we entered into a third amended and restated investors’ rights agreement with the holders of our convertible preferred stock, including Avalon Ventures and TPG Biotechnology Partners III, L.P. or entities affiliated with them and with which certain of our directors are affiliated, Vickie Capps, a member of our board of directors, and an entity affiliated with David A. Weber, Ph.D., a member of our board directors and our President and Chief Executive Officer. This agreement provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing, as well as certain information rights and rights of first refusal.

Other Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our named executive officers, see “Executive Compensation—Executive Employment Agreements.”

We have granted stock options to our named executive officers, other executive officers and certain of our directors. See “Executive Compensation—Executive Employment Agreements.”

Other than as described above, since January 1, 2017, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy providing that our audit committee will be responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) in which a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members. In reviewing any related party transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis, except for the following: one transaction that should have been reported on a Form 4 for each of Vickie Capps, Jay Lichter, Ph.D., Iain McGill, George J. Morrow, Heather Preston, M.D. and Theodore R. Schroeder, which transactions were reported on Forms 4 filed with the SEC on July 14, 2017.

Fiscal Year 2017 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K filed with the SEC on March 8, 2018 (File No. 001-36591). This proxy statement and our Annual Report are posted in the Financial Information section of the Investor Relations webpage at http://investors.otonomy.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Otonomy, Inc., Attention: Investor Relations, 4796 Executive Drive, San Diego, California 92121.

Company Website

We maintain a website at www.otonomy.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Otonomy’s principal executive offices no later than January 18, 2019. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2019 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Otonomy at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Otonomy first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than March 4, 2019, and no later than April 3, 2019, unless our annual meeting date occurs more than 30 days before or 60 days after June 19, 2019. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. Otonomy will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2019 annual meeting of stockholders must be addressed to: Secretary, Otonomy, Inc., Inc., 4796 Executive Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Diego, California

April 27, 2018

OTONOMY, INC. 4796 EXECUTIVE DRIVE SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees

01	David A. Weber, PhD 02 James Breitmeyer, MDPhD

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018					☐	☐	☐

NOTE: In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

  0000380716_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Combined Annual Report/10-K are available at www.proxyvote.com.

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OTONOMY, INC.

Annual Meeting of Stockholders

June 19, 2018 8:00 a.m., PDT

This proxy is solicited by the Board of Directors

The stockholders hereby appoint David A. Weber, Ph.D. and Paul E. Cayer, or one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OTONOMY, INC that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., PDT on June 19, 2018, at the corporate offices of Otonomy, Inc., 4796 Executive Dr., San Diego, CA 92121, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations FOR proposals 1 and 2.

Continued and to be signed on reverse side

0000380716_2 R1.0.1.17